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                                 EXHIBIT 23.2

           CONSENT OF MCGLADREY & PULLEN, LLP, INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-8 filed on or about April 30, 1999 pertaining to the Vista Information Solutions, Inc. 1998 Employee 401(K) Plan of our report, dated March 24, 1998, which appears on page 28 of the Annual Report on Form 10-KSB of Vista Information Solutions, Inc. and subsidiaries for the year ended December 31, 1998.



                                       MCGLADREY & PULLEN, LLP

San Diego, California
April 28, 1999